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                                                                 EXHIBIT 4(c)(9)

                                FOURTH AMENDMENT
                                       TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


         This FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT ("Fourth Amendment") is made as of this 30th day of November, 2000 by and among Credit Acceptance Corporation, a Michigan corporation ("Company"), the Permitted Borrowers signatory hereto (each, a "Permitted Borrower" and collectively, the "Permitted Borrowers"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").


                                    RECITALS

         A. Company, Permitted Borrowers, Agent and the Banks entered into that certain Third Amended and Restated Credit Agreement dated as of June 15, 1999, a First Amendment dated as of December 10, 1999, a Second Amendment dated as of April 28, 2000 and a Third Amendment dated as of June 13, 2000 (collectively, the "Credit Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company and the Permitted Borrowers, as set forth therein.

         B. The Company and the Permitted Borrowers have requested that Agent and the Banks agree to a further amendment to the Credit Agreement and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this Fourth Amendment.

         NOW, THEREFORE, Company, Permitted Borrowers, Agent and the Banks agree:

         l. Section 1 of the Credit Agreement is hereby amended to increase the "Swing Line Maximum Amount" from Seven Million Five Hundred Thousand Dollars ($7,500,000) to Twelve Million Dollars ($12,000,000).

         2. This Fourth Amendment shall become effective, according to the terms and as of the date hereof, upon satisfaction by the Company and the Permitted Borrowers, on or before November 30, 2000, of the following conditions:

                  (a) Agent shall have received counterpart originals of this Fourth Amendment, in each case duly executed and delivered by Company, the Permitted Borrowers and the requisite Banks, in form satisfactory to Agent and the Banks; and



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                  (b)      Agent shall have received from the Company and each
                           of the Permitted Borrowers duly executed replacement Swing Line Notes and a certification (i) that all necessary actions have been taken by such parties to authorize execution and delivery of this Fourth Amendment and the related Loan Documents, supported by such resolutions or other evidence of corporate authority or action as reasonably required by Agent and the Majority Banks and that no consents or other authorizations of any third parties are required in connection therewith; and (ii) that, after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of the Fourth Amendment.

                  If the foregoing conditions have not been satisfied or waived on or before December 1, 2000, this Fourth Amendment shall lapse and be of no further force and effect.

         5. Each of the Company and the Permitted Borrowers ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.22, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

         6. Except as specifically set forth above, this Fourth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

         7. Unless otherwise defined to the contrary herein, all capitalized terms used in this Fourth Amendment shall have the meaning set forth in the Credit Agreement.

         8. This Fourth Amendment may be executed in counterpart in accordance with Section 13.10 of the Credit Agreement.

         9. Comerica Bank - Canada having been designated by Comerica Bank, in its capacity as swing line bank (and as a Bank) under the Credit Agreement to fund Comerica Bank's advances in $C pursuant to Section 11.12 of the Credit Agreement, has executed this Fourth Amendment to evidence its approval of the terms and conditions thereof.

         10. This Fourth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.


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         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                              CREDIT ACCEPTANCE CORPORATION
  as Agent


By:/S/ Scottie S. Knight                By:
----------------------------------------    ------------------------------------

Its: Vice President                     Its:
    ------------------------------------    ------------------------------------
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226
Attention: Scottie Knight


COMERICA BANK - CANADA                      CREDIT ACCEPTANCE CORPORATION
                                            UK LIMITED


By:/S/ Robert C. Rosen                      By:/S/ Douglas W. Busk
   -----------------------------------------  ----------------------------------

Its:Vice President                          Its: Treasurer
    ----------------------------------------     -------------------------------



                                   CAC OF CANADA LIMITED



                                   By:/S/ Douglas W. Busk
                                     -------------------------------------------

                                   Its: Treasurer
                                      ------------------------------------------



                                   CREDIT ACCEPTANCE CORPORATION
                                   IRELAND LIMITED



                                   By:/S/ Douglas W. Busk
                                     -------------------------------------------

                                   Its: Treasurer
                                      ------------------------------------------





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BANKS:

COMERICA BANK                                     NATIONAL CITY BANK OF MINNEAPOLIS


By: /S/ Scottie S. Knight                         By:/S/ Steve Berglund
  --------------------------                         -----------------------
Its: Vice President                               Its: Vice President
  --------------------------                         -----------------------


LASALLE BANK NATIONAL ASSOCIATION                 BANK OF AMERICA, N.A.


By:/S/ Daniel Garces                              By:/S/ Elizabeth Kurilecz
  --------------------------                         -----------------------
Its: AVP                                          Its: Managing Director
  --------------------------                         -----------------------


HARRIS TRUST AND SAVINGS BANK                     UNION BANK OF CALIFORNIA, N.A.


By:/S/ Michael S. Cameli                          By:/S/ Robert C. Nagel
  --------------------------                         --------------------
Its: Vice President                               Its: Vice President
  --------------------------                         --------------------
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